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                     FIRST AMENDMENT TO OPERATING AGREEMENT

         THIS FIRST AMENDMENT TO OPERATING AGREEMENT, dated as of July 20, 1999 (this "Amendment"), is by and between MCNIC PIPELINE & PROCESSING COMPANY, a Michigan corporation ("MCNIC"), and CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation ("CAPCO").

                                   WITNESSETH:

         WHEREAS, MCNIC and CAPCO are parties to an Operating Agreement, dated June 30, 1998 (the "Agreement"), pursuant to which MCNIC and CAPCO established their rights and obligations regarding the formation of Crown Asphalt Distribution L.L.C., a Utah limited liability company (the "Company"); and

         WHEREAS, the parties desire to amend the Agreement on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual promises herein provided, the parties hereto agree as follows:

                                    AGREEMENT

         1. DEFINITIONS. Terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

         2.       AMENDMENT.  The Agreement is amended as follows:

                           (a)      Section 6.3 is deleted in its entirety and
the following inserted in place thereof:

         "6.3 COMPANY OPPORTUNITIES, CONFLICTS OF INTEREST. (a) Subject to the limitations set forth in subsection (b) and (c) of this Section 6.3, during the term of the Company, unless the Company shall have theretofore ceased conducting its business, no Member, nor any of their respective Affiliates, shall directly or indirectly create, start up, acquire, invest in, loan money to, own, hold, lease, operate or manage any entity whose business utilizes Products in any manner the same as or similar to the then current business of the Company (an "ADDITIONAL OPPORTUNITY"), unless (i) such Member shall have offered the Company the opportunity to acquire or participate in such Additional Opportunity on the same terms as offered to such Member; (ii) such acquisition or participation by the Company is not approved by the unanimous consent of all of the Members other than the Acquiring Member; and (iii) all of the Members consent to such acquisition or participation by the Acquiring Member.


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         The following procedures shall apply to the offer of each Additional
Opportunity to the Company:

                  (A) Within 15 days after a Member (the "ACQUIRING MEMBER") or any of its Affiliates proposes to proceed with an activity that constitutes an Additional Opportunity such Acquiring Member shall notify the Company and the other Member (the "NONACQUIRING MEMBER") thereof. The Acquiring Member's notice shall describe in detail the activity, the acquiring party if that party is an Affiliate, activities and facilities covered thereby, the cost thereof, and the reason, if any, why the Acquiring Member believes that the activity is or is not in the best interests of the Members and the Company. In addition to such notice, the Acquiring Member shall make any and all information concerning the activity available for inspection by the Company and Nonacquiring Member, including, without limitation, any proposed contracts, term sheets, letters of intent or other similar documents relating to the Additional Opportunity.

                  (B) The Company shall have 30 days after receiving the Acquiring Member's notice pursuant to the immediately preceding clause (A) to notify the Acquiring Member of the Company's election to pursue the Additional Opportunity; the Company shall elect to accept the Additional Opportunity if the Nonacquiring Member notifies the Company to do so within 25 days after receiving the Acquiring Member's notice under the immediately preceding clause (A). Promptly upon such notice, the Members shall negotiate to select an appropriate business structure within which to conduct the Additional Opportunity upon mutually agreeable terms in which either Member or an Affiliate shall have the option, though not the obligation, of acquiring (and making a like share of all capital contributions) up to a 50% sharing ratio or equity interest in such entity. Following the formation of the foregoing mutually agreeable business entity, the Acquiring Member shall convey or cause its Affiliate to convey to the Company or the newly formed entity, as the case may be, all of the Acquiring Member's (or its Affiliate's) interest in the Additional Opportunity, free and clear of all Encumbrances arising by, through or under the Acquiring Member (or its Affiliate) other than those to which the Nonacquiring Member has agreed. The Company or the newly formed entity, as the case may be, shall promptly pay to the Acquiring Member the latter's actual out-of-pocket acquisition costs.

                  (C) If the Company does not give such notice within such 30-day period set forth in the preceding clause (B) or elects not to pursue the Additional Opportunity, if all of the other Nonacquiring Members give written notice to the Acquiring Member within 15 days following the expiration of the Company's option period refusing consent to the acquisition or participation by the Acquiring Member in the Additional Opportunity, Acquiring Member shall no longer pursue, acquire or participate in the Additional Opportunity. If the Non-Acquiring Members consent to the acquisition or participation by Acquiring Member in the Additional Opportunity, then no Member (other than the Acquiring Member) shall thereafter have any interest in the activity or Additional Opportunity.


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                  (b)      The restrictions on any Member's ability to pursue an
Additional Opportunity set forth in Section 6.3 (a) above shall continue as set forth in such section until the earlier to occur of March 15, 2000, or the occurrence of a CAR Event (such earlier to occur date being known herein as the "Veto Termination Date"). "CAR Event" shall mean either of the following: (i) the Initial Plant (as defined in Operating Agreement for Crown Asphalt Ridge LLC dated as of August 1, 1997 between MCNIC and Crown Asphalt Products Company) shall have cumulative production of 12,500 tons of finished asphalt product over any 100 successive days or (ii) the Members shall have unanimously agreed that the Initial Plant is incapable of commercial operations, which shall mean for purposes of this paragraph that the Initial Plant is not capable of producing revenues in excess of the total costs of production, excluding depreciation. Beginning with the Veto Termination Date and ending on June 18, 2001, the provisions of 6.3 (a) shall remain in full force and effect provided that if the Company does not elect to participate in an Additional Opportunity and the Nonacquiring Member does not consent to the Acquiring Member's acquisition or participation in the Additional Opportunity, the Acquiring Member may nonetheless proceed with such Additional Opportunity and the Nonacquiring Member shall have the right to back into participation according to the following terms:

            (i) The Nonacquiring Member shall have the option (the "Back In Option") to acquire an interest in the entity or business conducting the Additional Opportunity such that (1) the Nonacquiring Member's sharing ratio in the Additional Opportunity if acquired or purchased by the Company or the newly formed entity or business before 150% Payout is zero and (2) its sharing ratio after 150% Payout is 50%.

            (ii) "150% PAYOUT" shall mean 7:00 a.m. local time on the first day of the calendar month following the earliest calendar month during which the proceeds from the operations of the Additional Opportunity, after deducting all costs and expenses associated with the Additional Opportunity (other than income taxes), equals (A) 150% of the amount invested in the Additional Opportunity by the Acquiring Member plus (B) interest on the invested amount at the General Interest Rate plus 3% (compounded quarterly) from the time each separate portion of such amount was paid.

            (iii) The Acquiring Member shall provide the Nonacquiring Member with quarterly reports of the operations, and returns from, the entity that owns the Additional Opportunity. The Nonacquiring Member shall have fifteen days following receipt of written notice that 150% Payout has occurred with respect to the Additional Opportunity to give written notice the Acquiring Member of its election to exercise the Back In Option with respect to the Additional Opportunity. The failure by the Nonacquiring Member to notify the Acquiring Member within such 15 day period shall be deemed to be an election by the Nonacquiring Member not to exercise its Back In Option with respect to the Additional Opportunity. If the Nonacquiring Member elects (or is deemed to elect) not to exercise any Back In Option with respect to any Additional Opportunity, such Member shall have no further right, option or contingent interest whatsoever in the Additional Opportunity and upon the request of the Acquiring Member will promptly


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execute and deliver to the Acquiring Member a release and assignment in recordable form acknowledging the same and assigning to the Acquiring Member all of the Nonacquiring Member's interest in such Additional Opportunity. In the event a Nonacquiring Member elects to exercise the Back In Option, the Acquiring Member shall assign to the Nonacquiring Member the applicable portion of its sharing ratio in the entity or business that owns such Additional Opportunity.

(c) After June 10, 2001 the provisions of Section 6.3 (b) shall no longer be applicable but Section 6.3 (a) shall remain in effect with the modification that clause 6.3 (a)(iii) and clause (C) of Section 6.3 (a) shall be deleted so that an Acquiring Member may proceed with any Additional Opportunity unless within the notice period set forth in Section 6.3 (a)(B), the Company shall have made the election to participate in the Additional Opportunity.

         3. RATIFICATION. The Agreement, as amended hereby, remains in full force and effect.

         4. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

         5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Utah.

         6. NOTICES. All notices given under the amended Section 6.3 to the Company and the Nonacquiring Member shall be given by certified or registered mail.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

                           MCNIC PIPELINE & PROCESSING COMPANY

                           By:
                              ------------------------------------------
                                    William E. Kraemer, Vice President

                           CROWN ASPHALT PRODUCTS COMPANY

                           By:
                              ------------------------------------------
                                    Jay Mealey, President


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